Exhibit 10.14
EXECUTION COPY

SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
among
OPTION ONE ADVANCE TRUST 2007-ADV2
as Issuer,
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
as Committed Purchaser and Agent,
THE CIT GROUP/BUSINESS CREDIT, INC.
as Committed Purchaser
DB STRUCTURED PRODUCTS, INC.
as Committed Purchaser and Administrative Agent
and
MONTEREY FUNDING LLC and MONTAGE FUNDING LLC
as Conduit Purchasers
Dated as of January 18, 2008
OPTION ONE ADVANCE TRUST 2007-ADV2
ADVANCE RECEIVABLES BACKED NOTES, SERIES 2007-ADV2

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Other Definitional Provisions	4

ARTICLE II
COMMITMENT; CLOSING AND PURCHASES OF ADDITIONAL NOTE BALANCES

SECTION 2.01.	Commitment	5
SECTION 2.02.	Closing	7

ARTICLE III
FUNDING DATES

SECTION 3.01.	Funding Dates	7

	ARTICLE IV

CONDITIONS PRECEDENT TO EFFECTIVENESS

SECTION 4.01.	Closing Subject to Conditions Precedent	9

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

SECTION 5.01.	Issuer	12
SECTION 5.02.	Securities Act	14
SECTION 5.03.	No Fee	14
SECTION 5.04.	Information	14
SECTION 5.05.	The Purchased Notes	14
SECTION 5.06.	Use of Proceeds	14
SECTION 5.07.	Taxes, etc	15
SECTION 5.08.	Financial Condition	15

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		Page

ARTICLE VI
COVENANTS OF THE ISSUER

SECTION 6.01.	Information from the Issuer	15
SECTION 6.02.	Access to Information	16
SECTION 6.03.	Ownership and Security Interests; Further Assurances	16
SECTION 6.04.	Covenants	16
SECTION 6.05.	Amendments	16
SECTION 6.06.	With Respect to the Exempt Status of the Purchased Notes	16
SECTION 6.07.	Additional Deliveries	17

ARTICLE VII
ADDITIONAL COVENANTS

SECTION 7.01.	Legal Conditions to Closing	17
SECTION 7.02.	Expenses	17
SECTION 7.03.	Mutual Obligations	17
SECTION 7.04.	Restrictions on Transfer	17
SECTION 7.05.	Securities Act	18
SECTION 7.06.	Agreement and Consent to Agent	18

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01.	Indemnification	18
SECTION 8.02.	Procedure and Defense	18
SECTION 8.03.	Requirements of Law	18
SECTION 8.04.	Taxes	19

ARTICLE IX
TRANSFERS OF NOTES

SECTION 9.01.	Transfers of Notes	20

ARTICLE X
MISCELLANEOUS

SECTION 10.01.	Amendments	23
SECTION 10.02.	Severability of Provisions	23
SECTION 10.03.	Notices	23
SECTION 10.04.	No Waiver; Remedies	23
SECTION 10.05.	Integration	23
SECTION 10.06.	Negotiation	23

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EXHIBITS:
Schedule I — Information for Notices
Schedule A — Purchaser Information

iii

SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
     SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT dated as of January 18, 2008 (this “Note Purchase Agreement” or “Agreement”), among Option One Advance Trust 2007-ADV2, a Delaware statutory trust, as issuer (the “Issuer”), Greenwich Capital Financial Products, Inc., a Delaware corporation (as “Greenwich Purchaser” and as “Agent” under the Indenture), The CIT Group/Business Credit, Inc., a Delaware corporation (as “CIT Purchaser”), DB Structured Products, Inc., a Delaware corporation (“DBSP”), as a Committed Purchaser and as administrative agent for Monterey and Montage (in such capacity, the “Administrative Agent”), Monterey Funding LLC, a Delaware limited liability company (“Monterey”) and Montage Funding LLC, a Delaware limited liability company (“Montage” and, together with the Greenwich Purchaser, the CIT Purchaser, DBSP and Monterey, the “Purchasers”).
          The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture and the Receivables Purchase Agreement (as defined below). Additionally, the following terms shall have the following meanings:
          “Administrative Agent” is defined in the preamble.
          “Closing” shall have the meaning set forth in Section 2.02.
          “Committed Purchasers” means the Greenwich Purchaser, the CIT Purchaser, DBSP and their successors and assigns.
          “Commitment” means the commitment of each Committed Purchaser to purchase Additional Note Balances pursuant to Section 2.01 in an amount equal to the Maximum Note Principal Balance of the Note acquired by it hereunder, in the case of DBSP, minus the outstanding principal balance of such Note funded or maintained by a related Conduit Purchaser. The Commitments of the Committed Purchasers are set forth on Schedule A hereto.
          “Commitment Interest” With respect to any Committed Purchaser and as of any date of determination, the percentage equal to a fraction, the numerator of which is the Maximum Note Principal Balance with respect to (and as indicated on) such Committed Purchaser’s Purchased Note(s) and the denominator of which is the Maximum Note Balance.
          “Conduit Purchasers” means any Purchaser which is designated as a “Conduit Purchaser” on the signature pages hereto or in any assignment agreement pursuant to which it becomes a party to this Agreement. The initial Conduit Purchasers are Monterey and Montage.

          “Confidential Information” shall mean any and all materials and information concerning Option One, the Depositor or the Issuer and their subsidiaries and Affiliates, and their business, which information is non-public, confidential or proprietary in nature, and shall include, without limitation, (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records which contain, reflect, or are generated from such information; provided, that Confidential Information does not include, with respect to a Person, information that: (a) is or becomes generally available to the public other than as a result of an action by the Agent, the Administrative Agent or any Purchaser or their representatives or (b) becomes available to the Agent, the Administrative Agent or any Purchaser on a non-confidential basis from a person other than Option One, the Depositor, the Issuer and/or any one or more of their subsidiaries or Affiliates who is not, to the knowledge of the Agent, the Administrative Agent or any Purchaser, as applicable, otherwise bound by a confidentiality agreement with Option One, or is not, to the knowledge of the Agent, the Administrative Agent or any Purchaser, as applicable, otherwise prohibited from transmitting the information to the Agent, the Administrative Agent or any Purchaser.
          “Foreign Owner” means any Owner or Participant that is organized under the laws of a jurisdiction other than those in which the Seller, the Depositor or the Issuer are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.
          “Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
          “Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.
          “Indemnified Party” means each of the Agent, each Purchaser and any of their officers, directors, employees, agents, representatives, assignees and Affiliates and any Person who controls any of the Agent or any Purchaser or their Affiliates within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.
          “Indemnified Proceeding” shall have the meaning provided in Section 8.02.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.

          “Indenture” means the Indenture dated as of October 1, 2007 between the Issuer and Wells Fargo Bank, National Association, as Indenture Trustee as amended from time to time in accordance with the terms thereof.
          “Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, hypothecation, option or encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.
          “Maximum Note Balance” shall have the meaning set forth in the Indenture.
          “Maximum Note Principal Balance” means, with respect to each Purchased Note, the amount set forth on Schedule A for such Purchased Note.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or the Indenture.
          “Owner” shall mean each Purchaser or Support Party that is a beneficial owner of an interest in a Note as reflected on the books of such Purchaser, the Agent or the Administrative Agent in accordance with this Agreement and the Transaction Documents.
          “Participant” shall have the meaning specified in Section 9.01 of this Agreement.
          “Participation” shall have the meaning specified in Section 9.01 of the Agreement.
          “Permitted Transferee” shall mean (i) each Purchaser, (ii) the Administrative Agent (in its individual capacity), (iii) the Agent in its individual capacity, (iv) any Affiliate of any Purchaser, the Agent or the Administrative Agent, (v) any commercial paper conduit administered or managed by the Agent, the Administrative Agent or any Affiliate thereof, the commercial paper notes of which are rated in the highest short term rating category by at least two of S&P, Moody’s or Fitch, Inc. and (vi) any other Person who has been consented to by the Issuer (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that, from and after the occurrence of an Event of Default or a Funding Termination Event, the consent of the Issuer shall not be required.
          “Purchased Notes” means the Option One Advance Trust 2007-ADV2, Advance Receivables Backed Notes, Series 2007-ADV2 issued by the Issuer pursuant to the Indenture.
          “Purchasers” means the Committed Purchasers, the Conduit Purchasers, their respective successors and assigns and any other Noteholder hereunder.
          “Receivables Purchase Agreement” means the Receivables Purchase Agreement dated as of October 1, 2007, between the Issuer, the Depositor and the Receivables Seller, as the same may be amended, modified or supplemented from time to time.

          “Receivables Seller” means Option One Mortgage Corporation.
          “Reference Rate” means the rate of interest publicly announced by Wells Fargo Bank, National Association, its successors or any other commercial bank designated by the Agent to the Issuer from time to time, in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by such bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by such bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Regulatory Change” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Owner (or, for purposes of Section 8.03(b), by any lending office of such Owner or by such Owner’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Support Advances” shall mean any loans or advances, or any participation or other interest, funded or held by Support Party pursuant to a Support Facility (but excluding any such loans or advances made to fund the applicable Conduit Purchaser’s obligations to pay interest, fees or other similar amounts relating to the funding of its making or maintaining its interest in a Note).
          “Support Facility” shall mean any liquidity or credit support agreement in favor a Conduit Purchaser which relates to this Agreement, the Note held by or on behalf of such Conduit Purchaser and the other Transaction Documents (including any agreement to purchase an assignment of or participation in such Conduit Purchaser’s interest in such Note).
          “Support Party” shall mean any bank, insurance company or other financial institution or Person extending or having a commitment to extend funds to or for the account of a Conduit Purchaser (including by agreement to purchase an assignment of, or participation in, the Note held by or on behalf of such Conduit Purchaser) under a Support Facility. Deutsche Bank AG, New York Branch shall be deemed to be a Support Party for Monterey and Montage.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          SECTION 1.02. Other Definitional Provisions.
          (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.
          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, subsections, and Exhibits in or to this Note Purchase Agreement unless otherwise specified.
          (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
ARTICLE II
COMMITMENT; CLOSING AND PURCHASES OF
ADDITIONAL NOTE BALANCES
          SECTION 2.01. Commitment.
          (a) (i) At any time during the Funding Period at least two (2) Business Days prior to a proposed Funding Date (or, with respect to any Funding Date described in clause (iii) of the definition thereof in the Indenture, at least one (1) Business Day prior to each such Funding Date), to the extent that the aggregate outstanding Note Principal Balance (after giving effect to the proposed purchase) is less than the lesser of (x) the Aggregate Collateral Value and (y) the Maximum Note Balance, and subject to the terms and conditions hereof and in accordance with the other Transaction Documents, the Issuer may deliver to the Agent, on behalf of the Purchasers, a written request that the Purchasers purchase Additional Note Balances (each such request, a “Purchase Request”). Each Purchase Request shall identify the proposed Funding Date, the Receivables Balance of the Receivables that will be sold and/or contributed to the Issuer on such Funding Date and the Cash Purchase Price thereof. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein and in the other Transaction Documents, on the identified Funding Date, each Conduit Purchaser may in its sole and absolute discretion, and each Committed Purchaser shall, severally and not jointly, purchase its Commitment Interest of the Additional Note Balances requested in the Purchase Request; provided, however, that the portion of such Additional Note Balance required to be purchased by the Deutsche Purchaser shall be reduced by the amount of such Additional Note Balance that the Conduit Purchasers purchase pursuant to Section 2.01(a)(ii); provided, further, that no Committed Purchaser shall be obligated to purchase an Additional

Note Balance to the extent that, after giving effect to such purchase, the existing principal balance of the Note held by it would exceed its Commitment.
               (ii) In the event that any Conduit Purchaser elects, in its sole discretion, to purchase any portion of DBSP’s Commitment Interest of any Additional Note Balance requested in a Purchase Request hereunder pursuant to Section 2.01(a)(i), the portion of such Additional Note Balance required to be purchased by DBSP shall be reduced by the amount purchased by such Conduit Purchaser.
          (b) (i) Except as otherwise provided in this Section 2.01(b), all purchases of Additional Note Balances under this Agreement shall be made by the Committed Purchasers simultaneously and proportionately based on each Committed Purchaser’s respective Commitment Interest, it being understood that no Committed Purchaser shall be responsible for any default by any other Committed Purchaser with respect to such other Committed Purchaser’s obligation to purchase an Additional Note Balance requested hereunder. The Commitment of any Committed Purchaser shall not be enforced as a result of the default by any other Committed Purchaser in that other Committed Purchaser’s obligation to purchase an Additional Note Balance requested hereunder and any amounts paid in connection with the obligation to purchase shall be refunded with no penalty. No Committed Purchaser shall be obligated to purchase Additional Note Balances required to be made by it by the terms of this Agreement if any other Committed Purchaser fails to do so. For the avoidance of doubt, in the event that the Agent or a Committed Purchaser having a Commitment Interest greater than or equal to 30% provides notice of a Funding Termination Event in accordance with the terms and provisions of the Indenture, then no Committed Purchaser shall be obligated to purchase Additional Note Balances otherwise required to be made by it by the terms of this Agreement.
               (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the parties hereto, the Issuer, the Agent and the Purchasers agree that the Agent may (but shall not be obligated to), and the Issuer and the Purchasers hereby irrevocably authorize the Agent to, fund, on behalf of the Purchasers, purchases of Additional Note Balances pursuant to this Section 2.01; provided, however, that the Agent shall in no event fund such purchase of Additional Note Balances if the Agent shall have determined pursuant to Section 3.01(b) that one or more of the conditions precedent contained in Section 3.01(a) will not be satisfied on the day of the proposed purchase of Additional Note Balances. If the Issuer gives a Purchase Request requesting a purchase of Additional Note Balances and the Agent elects not to fund such proposed purchase of Additional Note Balances on behalf of the Purchasers, then promptly after receipt of the Purchase Request requesting such purchase of Additional Note Balances, the Agent shall notify each Purchaser of the specifics contained in such Purchase Request and that it will not fund such Purchase Request on behalf of the Purchasers. If the Agent notifies the Purchasers that it will not fund a requested purchase of Additional Note Balances on behalf of the Purchasers, each Conduit Purchaser may in its sole and absolute discretion, and each Committed Purchaser shall, purchase its Commitment Interest of the Additional Note Balance pursuant to Section 2.01(a), by remitting the required funds to the Issuer pursuant to and in accordance with Section 3.01(c) hereto. If the Agent elects to fund a requested purchase of Additional Note Balances, the Agent will remit the required funds for such Purchase Request to the Issuer pursuant to and in accordance with Section 3.01(c) hereto.

               (iii) If the Agent has notified the Purchasers that the Agent, on behalf of the Purchasers, will fund a particular purchase of Additional Note Balances pursuant to Section 2.01(b)(ii), the Agent may assume that each Committed Purchaser has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Issuer on such day. If the Agent makes such corresponding amount available to the Issuer and such corresponding amount is not in fact made available to the Agent by a Committed Purchaser, the Agent shall be entitled to recover such corresponding amount on demand from such Committed Purchaser together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Reference Rate. During the period in which such Purchaser has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the amount so advanced by the Agent to the Issuer shall, for all purposes hereof, be a purchase of Additional Note Balances made by the Agent for its own account. Upon any such failure by a Committed Purchaser to pay the Agent, the Agent shall promptly thereafter notify the Issuer of such failure and the Issuer shall immediately pay such corresponding amount to the Agent for its own account.
               (iv) Nothing in this Section 2.01(b) shall be deemed to relieve any Committed Purchaser from its obligations to fulfill its Commitment hereunder or to prejudice any rights that the Agent or the Issuer may have against any Committed Purchaser as a result of any default by such Committed Purchaser hereunder.
          (c) From time to time during the Funding Period, the Issuer may request that the Agent consent to add transactions to the definition of Securitization Trusts, and such additional transactions may be added to the definition of Securitization Trusts with the written consent of the Agent (such consent at the sole discretion of the Agent). The Issuer understands and acknowledges that the Agent does not hereby commit to add any such transactions and any agreement to do so is subject to completion by the Purchasers of due diligence to their satisfaction regarding such transactions and execution of such additional documentation as the Agent deems appropriate in its sole discretion.
          SECTION 2.02. Closing. The closing (the “Closing”) of the execution of this Agreement shall take place at 2:00 PM at the offices of Thacher Proffitt & Wood LLP, 2 World Financial Center, New York, New York 10281 on January 18, 2008 (the “Effective Date”) or if the conditions precedent to closing set forth in Section 4.01 of this Agreement shall not have been satisfied or waived by such date, as soon as possible after such conditions shall have been satisfied or waived, or at some other time or date and place as the parties hereto shall agree upon.
ARTICLE III
FUNDING DATES
          SECTION 3.01. Funding Dates.

          (a) Subject to the conditions and terms set forth herein and in Sections 7.01 and 7.02 of the Indenture with respect to each Funding Date, the Issuer may request, each Conduit Purchaser may in its sole and absolute discretion, and each Committed Purchaser shall, severally and not jointly, to purchase Additional Note Balances from the Issuer from time to time in accordance with, and upon the satisfaction, as of the applicable Funding Date, of each of the following additional conditions:
          (i) With respect to each Funding Date, each of the Funding Conditions set forth in Section 7.02 of the Indenture shall have been satisfied;
          (ii) Each of the representations and warranties of the Servicer and the Receivables Seller made in the Transaction Documents shall be true and correct as if made as of such Funding Date (except to the extent they expressly relate to an earlier or later time);
          (iii) The Servicer and the Receivables Seller shall be in compliance with all of their respective covenants contained in the Transaction Documents;
          (iv) No Event of Default or default shall have occurred under the Indenture and be continuing; and
          (v) With respect to each Funding Date, the Agent shall have received evidence reasonably satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignments required to be effected on such Funding Date in accordance with the Receivables Purchase Agreement including, without limitation, the assignment of the Receivables and the proceeds thereof required to be assigned pursuant to the Indenture.
          (b) The Agent shall determine in its reasonable discretion whether each of the above conditions have been met and such determination shall be binding on the parties hereto.
          (c) The price paid by the Purchasers on each Funding Date for the Additional Note Balance purchased on such Funding Date shall be equal to the amount of such Additional Note Balance purchased by such Purchaser and shall be remitted not later than 3:00 PM New York City time on such Funding Date by wire transfer of immediately available funds to the Funding Account.
          (d) Each Purchaser or its designee shall record on the schedule attached to its related Purchased Note, the date and amount of any Additional Note Balance purchased by it; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect such Purchaser’s rights with respect to its Note Principal Balance and its right to receive interest payments in respect of the Note Principal Balance actually held.
          (e) On or prior to the date hereof, the Purchased Notes representing the interest of each Committed Purchaser in the Issuer shall be delivered to the applicable indenture trustee for each Committed Purchaser.

ARTICLE IV
CONDITIONS PRECEDENT TO EFFECTIVENESS
          SECTION 4.01. Closing Subject to Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Purchasers, as applicable, in their sole discretion):
          (a) Performance by the Issuer, the Servicer the Depositor and the Receivables Seller. All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with and performed by the Issuer, the Depositor, the Servicer and the Receivables Seller on or before the Effective Date shall have been complied with and performed in all material respects.
          (b) Representations and Warranties. Each of the representations and warranties of the Issuer, the Depositor, the Servicer and the Receivables Seller made in the Transaction Documents shall be true and correct in all material respects as of the Effective Date (except to the extent they expressly relate to an earlier or later time).
          (c) Officer’s Certificate. The Agent shall have received in form and substance reasonably satisfactory to the Agent an officer’s certificate from the Depositor, the Receivables Seller and the Servicer and a certificate of an Authorized Officer of the Issuer, dated the Effective Date, each certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b), in each case, together with incumbency, by-laws, resolutions and good standing.
          (d) Opinions of Counsel to the Issuer, the Depositor, the Receivables Seller and the Servicer. Counsel to the Issuer, the Depositor, the Receivables Seller and the Servicer shall have delivered to the Agent and the Purchasers favorable opinions, dated as of the date of the Effective Date, or reliance letters dated as of the Effective Date with respect to legal opinions rendered on the Closing Date, in each case, satisfactory in form and substance to the Agent, the Purchasers and their counsel, relating to corporate matters, enforceability, true sale, non-consolidation, and perfection and an opinion as to which state’s law applies to security interest and perfection matters. In addition to the foregoing, the Receivables Seller shall have caused its counsel to deliver a favorable opinion dated as of the Effective Date, or a reliance letter dated as of the Effective Date with respect to a legal opinion rendered on the Closing Date, with respect to the effect that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool, for federal income tax purposes satisfactory in form and substance of the Agent, the Purchasers and their counsel.
          (e) Officer’s Certificate of Indenture Trustee. The Agent and the Purchasers shall have received in form and substance reasonably satisfactory to the Agent and the Purchasers an Officer’s Certificate from the Indenture Trustee, dated as of the date of the Effective Date, with respect to the Indenture, together with incumbency, by-laws, resolutions and good standing.

          (f) Opinions of Counsel to the Indenture Trustee. Counsel to the Indenture Trustee shall have delivered to the Agent and the Purchasers a favorable opinion, dated as of the Effective Date and reasonably satisfactory in form and substance to the Agent, the Purchasers and their counsel related to the enforceability of the Indenture.
          (g) Opinions of Counsel to the Owner Trustee. Delaware counsel to the Owner Trustee of the Issuer shall have delivered favorable opinions regarding the formation, existence and standing of the Issuer and of the Issuer’s execution, authorization and delivery of each of the Transaction Documents to which it is a party and such other matters as were reasonably requested, dated as of the date of the Effective Date and reasonably satisfactory in form and substance to the Agent, the Purchasers and their counsel.
          (h) Filings and Recordations. The Agent shall have received evidence reasonably satisfactory to it of (i) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignment by the Receivables Seller to the Depositor of the Receivables Seller’s ownership interest in the Aggregate Receivables conveyed pursuant to the Receivables Purchase Agreement and the proceeds thereof, (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignment by the Depositor to the Issuer of the Receivables Seller’s and the Depositor’s ownership interest in the Aggregate Receivables conveyed pursuant to the Receivables Purchase Agreement and the proceeds thereof and (iii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer’s ownership interest in the Aggregate Receivables in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Indenture.
          (i) Documents. The Agent shall have received a duly executed counterpart of each of the Transaction Documents, the Second Amended and Restated Fee Side Letter and the Deutsche Side Letter, that certain letter agreement dated as of the Effective Date between the Agent and DBSP, in form acceptable to the Agent, the Purchased Notes and each and every document or certification delivered by any party in connection with any of the Transaction Documents or the Purchased Notes, and each such document shall be in full force and effect.
          (j) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents, the Purchased Notes and the documents related thereto in any material respect.
          (k) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents, the Purchased Notes and the documents related thereto shall have been obtained or made.
          (l) Accounts. The Agent shall have received evidence reasonably satisfactory to it that each Account has been established in accordance with the terms of the Indenture, and that the Issuer shall have deposited an amount equal to the amount required to be deposited in the Reserve Account pursuant to the Indenture.
          (m) Fees and Expenses. The fees and expenses payable by the Issuer and the Seller on or prior to the Effective Date pursuant to Section 7.02(b) of this Agreement or any other Transaction Document (including, without limitation, the Fee Side Letter) shall have been paid.
          (n) Other Documents. The Issuer, the Depositor, the Receivables Seller and the Servicer shall have furnished such other opinions, information, certificates and documents as the Agent or any Purchaser may have reasonably requested.
          (o) Securitization Trust Acknowledgment. The Agent shall have received acknowledgment notices from the Securitization Trustee of each Securitization Trust acknowledging the receipt of notice from the Receivables Seller of the transfer by the Receivables Seller of the Receivables to the Issuer that the Indenture Trustee is an “Advance Financing Person” and that if there is an “Advance Facility” referenced in the applicable Pooling and Servicing Agreement related to any Securitization Trust, the Transaction Documents shall constitute the “Advance Facility” (as and to the extent such terms or terms of substantially similar import are used in such Pooling and Servicing Agreement).
          (p) Verification Agent. The Receivables Seller shall have engaged the Verification Agent pursuant to an agreement reasonably satisfactory to the Agent.
          (q) Proceedings in Contemplation of Sale of Purchased Notes. All actions and proceedings undertaken by the Issuer, the Depositor, the Receivables Seller and the Servicer in connection with the issuance and sale of the Purchased Notes as herein contemplated shall be satisfactory in all respects to the Agent, each Purchaser and their respective counsel.
          (r) Funding Termination Events. No Event of Default, Funding Termination Event or Funding Interruption Event shall then be occurring.
          (s) Due Diligence. Each Purchaser shall have completed its due diligence examination of the Issuer, the Depositor, the Receivables Seller and the Receivables to its sole satisfaction.
          (t) Satisfaction of Conditions. Each condition to the purchase of Additional Note Balance described in Section 3.01(a) of this Agreement shall have been satisfied.
          If any condition specified in this Section 4.01 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Greenwich Purchaser by notice to the Receivables Seller at any time at or prior to the Closing Date, and the Purchasers shall incur no liability as a result of such termination.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF
THE ISSUER
          The Issuer hereby makes the representations and warranties set forth in ARTICLE IX of the Indenture to the Purchasers, as of the Closing Date, and as of each Funding Date, as applicable, and the Purchasers shall be deemed to have relied on such representations and warranties in making (or committing to make) purchases of Additional Note Balances on each Funding Date.
          SECTION 5.01. Issuer. The representations and warranties set forth in ARTICLE IX of the Indenture are true and correct as of the date hereof.
          (a) The Issuer has been duly organized and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, with requisite trust power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the Issuer or any adverse effect on the interests of the Purchasers.
          (b) The issuance, sale, assignment and conveyance of the Purchased Note and the Additional Note Balances, the performance of the Issuer’s obligations under each Transaction Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Transaction Documents), charge or encumbrance upon any of the property or assets of the Issuer or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to the Issuer, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.
          (c) No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery to the Purchasers of the Purchased Note. No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of any of the Transaction Documents to which the Issuer is a party or the consummation by the Issuer of the transactions contemplated thereby except for any requirements under state securities or “blue sky” laws in connection with any transfer of the Purchased Note.
          (d) The Issuer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.
          (e) Each of the Transaction Documents to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer and is a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.
          (f) The execution, delivery and performance by the Issuer of each of its obligations under each of the Transaction Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of its properties are subject or of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer or any of its properties, in each case which could be expected to have a material adverse effect on any of the transactions contemplated therein.
          (g) The Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Issuer or the transactions contemplated by the Transaction Documents. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer that materially and adversely affects, or may in the future materially and adversely affect (i) the ability of the Issuer to perform its obligations under any of the Transaction Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer.
          (h) There are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Transaction Documents or (ii) seeking to prevent the issuance of the Purchased Note or the consummation of any of the transactions contemplated by the Transaction Documents or the Purchased Note or (iii) that, if adversely determined, could materially and adversely affect the business, operations, financial condition, properties, assets or prospects of the Issuer or the validity or enforceability of, or the performance by the Issuer of its respective obligations under, any of the Transaction Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Purchased Note.
          (i) The Issuer is not, and neither the issuance and sale of the Purchased Note to the Purchasers nor the activities of the Issuer pursuant to the Transaction Documents, shall render the Issuer an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (j) The Issuer is solvent and has adequate capital for its business and undertakings.
          (k) The chief executive offices of the Issuer are located at Option One Advance Trust 2007-ADV2, c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, or, with the consent of the Purchaser, such other address as shall be designated by the Issuer in a written notice to the other parties hereto.
          (l) There are no contracts, agreements or understandings between the Issuer and any Person granting such Person the right to require the filing at any time of a registration statement under the Act with respect to the Purchased Note.
          SECTION 5.02. Securities Act. Assuming the accuracy of the representations and warranties of and compliance with the covenants of the Purchasers, contained herein, the sale of the Purchased Notes and the sale of Additional Note Balances pursuant to this Agreement are each exempt from the registration and prospectus delivery requirements of the 1933 Act. In the case of the offer or sale of the Purchased Notes, no form of general solicitation or general advertising was used by the Issuer, any Affiliates of the Issuer or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer, any Affiliates of the Issuer nor any Person acting on its or their behalf has offered or sold, nor will the Issuer or any Person acting on its behalf offer or sell directly or indirectly, the Purchased Notes or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Purchasers and compliance with the applicable provisions of the Indenture with respect to each transfer of any Purchased Note, would render the issuance and sale of the Purchased Notes as contemplated hereby a violation of Section 5 of the 1933 Act or the registration or qualification requirements of any state securities laws, nor has any such Person authorized, nor will it authorize, any Person to act in such manner.
          SECTION 5.03. No Fee. Neither the Issuer nor any of its Affiliates has paid or agreed to pay to any Person any compensation for soliciting another to purchase the Purchased Notes.
          SECTION 5.04. Information. The information provided pursuant to Section 6.01(a) hereof will, at the date thereof, be true and correct in all material respects.
          SECTION 5.05. The Purchased Notes. The Purchased Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.
          SECTION 5.06. Use of Proceeds. No proceeds of a purchase hereunder will be used (i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the 1934 Act.
          SECTION 5.07. Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Issuer, except for franchise or income taxes, in connection with the execution, delivery and performance by the Issuer of each Transaction Document to which it is a party, the issuance of the Purchased Note or otherwise applicable to the Issuer have been paid or will be paid by the Issuer at or prior to the Closing Date or Funding Date, to the extent then due.
          SECTION 5.08. Financial Condition. On the date hereof and on each Funding Date, the Issuer is not or will not be insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.
ARTICLE VI
COVENANTS OF THE ISSUER
          SECTION 6.01. Information from the Issuer. So long as any Purchased Note remains outstanding, the Issuer shall furnish to the Agent and each Purchaser:
          (a) such information (including financial information), documents, records or reports with respect to the Receivables or the Issuer as the Agent or any of the Purchasers or the Purchasers may from time to time reasonably request;
          (b) as soon as possible and in any event within two (2) Business Days after the occurrence thereof, notice of any Event of Default, Securitization Termination Event, Funding Termination Event or Funding Interruption Event; and
          (c) promptly and in any event within 30 days after the occurrence thereof, written notice of a change in address or the jurisdiction of organization of the Issuer, the Depositor or the Receivables Seller; and
          (d) promptly, and in any event within 5 days after the occurrence thereof, written notice of (i) any legal action brought in any jurisdiction against the Depositor or the Issuer, or any legal action brought in any jurisdiction against the Seller in which the plaintiff is seeking a judgment for the payment of money in excess of $15,000,000.00, (ii) any final judgment or judgments held against the Depositor or the Issuer or any final judgment or judgments held against the Seller for the payment of money in excess of $15,000,000.00 in the aggregate, (iii) any other events that could reasonably be likely to have a Material Adverse Effect with respect to the Seller, the Depositor or the Issuer, (iv) any claim for liability brought in any jurisdiction against the Seller, the Depositor or the Issuer relating to ERISA, or any contribution failure with respect to any “defined benefit plan” (as defined in ERISA) sufficient to give rise to a lien under Section 302(f) of ERISA, and (v) the creation or assertion of any Lien on the Aggregate Receivables;

          SECTION 6.02. Access to Information. So long as any Purchased Note remains outstanding, the Issuer shall, at any time and from time to time during regular business hours, or at such other reasonable times upon reasonable notice to the Issuer permit any of the Agent, the Purchasers, or their agents or representatives to do the following in such a manner that does not unreasonably interfere with the conduct by the Issuer or any of its Affiliates of their business:
          (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer relating to the Receivables or the Transaction Documents as may be reasonably requested, and
          (b) visit the offices and property of the Issuer for the purpose of examining such materials described in clause (a) above.
          SECTION 6.03. Ownership and Security Interests; Further Assurances. The Issuer will take all action necessary to maintain the Indenture Trustee’s security interest in the Receivables and the other items pledged to the Indenture Trustee pursuant to the Indenture.
          The Issuer agrees to take any and all acts and to execute any and all further instruments reasonably necessary or reasonably requested by the Agent or any of the Purchasers to more fully effect the purposes of this Note Purchase Agreement.
          SECTION 6.04. Covenants. The Issuer shall duly observe and perform each of its covenants set forth in each of the Transaction Documents to which it is a party.
          SECTION 6.05. Amendments. Except as otherwise provided in Section 8.01 of the Indenture, the Issuer shall not make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under any Transaction Document to which the Issuer is a party without the prior written consent of the Purchasers with aggregate Note Principal Balance of not less than 66 2/3% of the aggregate Note Principal Balance of the Outstanding Notes.
          SECTION 6.06. With Respect to the Exempt Status of the Purchased Notes.
          (a) Neither the Issuer nor any of its respective Affiliates, nor any Person acting on its behalf will, directly or indirectly, (i) make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Purchased Notes under the 1933 Act or under any state securities laws, or (ii) permit the Issuer to become an “investment company” registered or required to be registered under the 1940 Act.
          (b) Neither the Issuer nor any of its Affiliates, nor any Person acting on its behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with any offer or sale of the Purchased Notes.

          SECTION 6.07. Additional Deliveries
          On or prior to any Funding Date, the Issuer will furnish or cause to be furnished to the Purchasers and any subsequent purchaser therefrom of Additional Note Balance, if any Purchaser or such subsequent purchaser so requests, a letter from such Persons furnishing a certificate or opinion on the Closing Date as described in Section 4.01 hereof or on or before any Funding Date in which such Person shall state that such subsequent purchaser may rely upon such original certificate or opinion as though delivered and addressed to such subsequent purchaser and solely in the case of a certificate and not in the case of an opinion made on and as of the Closing Date or such Funding Date, as the case may be.
ARTICLE VII
ADDITIONAL COVENANTS
          SECTION 7.01. Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.
          SECTION 7.02. Expenses.
          (a) The Issuer covenants that, whether or not the Closing takes place, except as otherwise expressly provided herein, all reasonable costs and expenses incurred in connection with this Note Purchase Agreement and the transactions contemplated hereby.
          (b) The Issuer covenants that, upon the Closing taking place, the Issuer shall pay to the Agent from net proceeds of the sale of the Notes contemplated hereunder the portion of the Facility Fee set forth in subclause (i) of the definition thereof.
          (c) The Issuer covenants to pay as and when billed by the Agent or any Purchaser all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and in the other Transaction Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Agent and the Purchasers, (ii) all reasonable fees and expenses of the Indenture Trustee, (iii) all reasonable fees and expenses of the Verification Agent, in connection therewith and all reasonable costs and expenses incurred in connection with the enforcement of rights and remedies hereunder, shall be paid by the Issuer.
          SECTION 7.03. Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.
          SECTION 7.04. Restrictions on Transfer. Each of the Purchasers agrees that it will comply with the restrictions on transfer of the Purchased Notes set forth in the Indenture and resell the Purchased Notes only in compliance with such restrictions.

          SECTION 7.05. Securities Act. The Purchasers agree that they will acquire the Purchased Notes, as applicable, pursuant to this Note Purchase Agreement without a view to any public distribution thereof, and will not offer to sell or otherwise dispose of the Purchased Notes (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws, or by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) and will comply with the requirements of the Indenture. The Purchasers acknowledge that they have no right to require the Issuer or any other Person to register the Purchased Notes under the 1933 Act or any other securities law.
          SECTION 7.06. Agreement and Consent to Agent. The Purchasers agree with, and consent to, each of the provisions in the Indenture regarding the Agent.
ARTICLE VIII
INDEMNIFICATION
          SECTION 8.01. Indemnification. The Issuer hereby agrees to indemnify and hold harmless each Indemnified Party in accordance with, and pursuant to, Section 9.11 of the Indenture.
          SECTION 8.02. Procedure and Defense. In case any litigation, claim, suit, action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any Indemnified Party in respect of which indemnity may be sought pursuant to Section 8.01 (each such litigation, claim, suit, action or proceeding being referred to an “Indemnified Proceeding”), such Indemnified Party shall follow the procedures set forth in Section 9.11 of the Indenture. The Indemnified Party shall have the rights and defense set forth in Section 9.11 of the Indenture.
          SECTION 8.03. Requirements of Law.
          (a) If any Regulatory Change shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Owner or (ii) impose on any Owner any other condition affecting this Agreement, maintaining its respective Commitment or the purchase of Additional Note Balances in accordance with the terms and provisions of this Agreement, and the result of any of the foregoing shall be to increase the cost to such Owner of complying with the terms and provisions of this Agreement, maintaining its respective Commitment or purchasing such Additional Note Balances or to reduce the amount of any sum received or receivable by such Owner hereunder (whether of principal, interest or otherwise), then the Issuer shall pay to such Owner such additional amount or amounts as will compensate such Owner for such additional costs incurred or reduction suffered.
          (b) If any Owner determines that any Regulatory Change regarding capital requirements has or would have the effect of reducing the rate of return on such Owner’s capital or on the capital of such Owner’s holding company, if any, as a consequence of this Agreement, the maintenance of its respective Commitment or the purchase of Additional Note Balances to a level below that which such Owner or such Owner’s holding company could have achieved but for such Regulatory Change (taking into consideration such Owner’s policies and the policies of such Owner’s holding company with respect to capital adequacy), then from time to time the Issuer shall pay to such Owner such additional amount or amounts as will compensate such Owner or such Owner’s holding company for any such reduction suffered.
          (c) A certificate of an Owner setting forth the amount or amounts necessary to compensate such Owner or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 8.03 (together with a statement of the reason for such compensation and a calculation thereof in reasonable detail) shall be delivered to the Issuer and the Agent and shall be conclusive absent manifest error. The Issuer shall pay such Owner the amount shown as due on any such certificate in accordance with the terms and provisions of Section 2.10(c) of the Indenture.
          (d) Failure or delay on the part of any Owner to demand compensation pursuant to this Section shall not constitute a waiver of such Owner’s right to demand such compensation; provided, that the Issuer shall not be required to compensate an Owner pursuant to this Section 8.03 for any increased costs or reductions incurred more than six (6) months prior to the date that such Owner notifies the Issuer of the Regulatory Change giving rise to such increased costs or reductions and of such Owner’s intention to claim compensation therefor; provided, further, that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof
          SECTION 8.04. Taxes.
          (a) Any and all payments by or on account of any obligation of the Seller, Depositor or Issuer hereunder or pursuant to the Indenture (including, but not limited to, all amounts payable with respect to the Notes) shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Seller, the Depositor or the Issuer shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04), the Agent, the Administrative Agent, any Owner or any Participant (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that none of the Seller, the Depositor or the Issuer shall be required to increase any such amounts payable to the Agent, the Administrative Agent, any such Owner or any such Participant (as the case may be) with respect to any Indemnified or Other Taxes that are attributable to such party’s failure to comply with the requirements of paragraph (e) of this Section 8.04; (ii) the Seller, the Depositor or the Issuer shall make such deductions; and (iii) the Seller, the Depositor or the Issuer shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Seller, the Depositor or the Issuer shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Seller, the Depositor and the Issuer shall indemnify the Agent, the Administrative Agent, each Owner and each Participant, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 8.04) paid by the Seller, the Depositor or the Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Seller, the Depositor, the Issuer and the Agent by an Owner or a Participant or by the Agent or the Administrative Agent on its own behalf or on behalf of an Owner or Participant, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Seller, the Depositor or the Issuer to a Governmental Authority, such party shall deliver to the Agent and the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent and the Administrative Agent.
          (e) Any Foreign Owner that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Seller, the Depositor or the Issuer is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Seller, the Depositor and the Issuer (with a copy to the Agent and the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Seller, the Depositor or the Issuer, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
ARTICLE IX
TRANSFERS OF NOTES
          SECTION 9.01. Transfers of Notes
          (a) Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a “Transfer”) of a Note or any interest therein may be made only in accordance with this Section 9.01 and any applicable provisions of the Indenture. Any partial Transfer of an interest in a Note (other than to an existing Purchaser or by a Conduit Purchaser under a Support Facility, which may be in any amount) or a Commitment by a Purchaser shall be in respect of, at least $5,000,000 in the aggregate, which may be composed of (A) a portion of the outstanding principal balance of the Note funded or maintained by such Purchaser or (B) to the extent in excess of such portion of the outstanding principal balance of such Note, such Purchaser’s Commitment hereunder. Any Transfer of an interest in a Note otherwise permitted by this Section 9.01 and any applicable provisions of the Indenture will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Purchaser’s interest in such Note. No Note or any interest therein may be Transferred by Assignment or Participation to any Person (each, a “Transferee”) unless the Transferee is a Permitted Transferee and prior to the Transfer, the Transferee shall have executed and delivered to the Agent and the Issuer a Transferee Certificate in substantially the form of Exhibit B to the Indenture.
          (b) Each of the Issuer and Option One authorizes each Purchaser to disclose to any Transferee and Support Party and to any prospective Transferee or Support Party which is a Permitted Transferee any and all Confidential Information in the Purchaser’s possession concerning this Agreement or the Transaction Documents or concerning Option One, the Depositor, the Issuer, the Receivables or such party which has been delivered to such Purchaser pursuant to this Agreement or the Transaction Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Purchaser by or on behalf of the Issuer or Option One in connection with such Purchaser’s credit evaluation of the Receivables, the Issuer or Option One prior to becoming a party to, or purchasing an interest in this Agreement or the Notes; provided, that prior to any such disclosure, such Transferee or Support Party or prospective Transferee or Support Party shall have agreed in writing to maintain the confidentiality of all Confidential Information provided to it in accordance with the provisions of this Agreement.
          (c) Each Purchaser may, in accordance with applicable law, at any time grant participations in all or part of its Commitment or its interest in the Notes, including the payments due to it under this Agreement and the Transaction Documents (each, a “Participation”), to any Permitted Transferee (each such Permitted Transferee, a “Participant”); provided, however, that no Participation shall be granted to any Person unless; (i) the conditions to Transfer specified in this Agreement shall have been satisfied, and (ii) such Participation consists of a pro rata percentage interest in all payments made with respect to such Purchaser’s beneficial interest (if any) in the Notes. In connection with any such Participation, each Purchaser shall maintain a register of each Participant and the amount of each related Participation. Each Purchaser hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Purchaser’s direct obligations hereunder, and (B) none of the Indenture Trustee, the Issuer or Option One shall have any obligation to have any communication or relationship with any Participant. Each Purchaser and each Participant shall comply with the provisions of Section 8.04(c) of this Agreement. No Participant shall be entitled to Transfer all or any portion of its Participation, without the prior written consent of the applicable Purchaser. Each Participant shall be entitled to receive additional amounts and indemnification pursuant to Sections 8.01, 8.03 and 8.04 hereof as if such Participant were a Purchaser and such Sections applied to its Participation; provided, that, in the case of Section 8.04, such Participant has complied with the provisions of Section 8.04(c) hereof as if it were a Purchaser. Each Purchaser shall give the Agent notice of the consummation of any sale by it of a Participation. It shall be a further condition to the grant of any Participation that the Participant shall have certified, represented and warranted that (i) it is entitled to (A) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes and (B) an exemption from United States backup withholding tax, and (ii) to the extent such Participant has not otherwise directly provided such forms to the Issuer and the Indenture Trustee, (A) prior to the date on which the first interest payment is due to such Participant, such Participant will provide to the Issuer and Indenture Trustee, the forms described in Section 8.04(c) as though the Participant were a Purchaser, and (B) such Participant similarly will provide subsequent forms as described in Section 8.04(c) with respect to such Participant as though it were a Purchaser.

          (d) Each Purchaser may in accordance with applicable law, sell or assign (each, an “Assignment”) to any Permitted Transferee (each, an “Assignee”) all or any part of its Commitment (if any) or its interest in the Notes and its rights and obligations under this Agreement and the Transaction Documents pursuant to an agreement (a “Transfer Supplement”), executed by such Assignee and the Purchaser and delivered to the Agent; provided, however, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement shall have been satisfied. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Purchaser hereunder as set forth therein and (y) the transferor Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement; provided, however, that after giving effect to each such Assignment, the obligations released by any such Purchaser shall have been assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Commitment Interests arising from the Assignment.
          (e) Upon instruction to register a transfer of a Purchaser’s interest in the Notes (or portion thereof) and surrender for registration of transfer of such Purchaser’s Note(s) (if applicable) and delivery to the Issuer and the Indenture Trustee of a Transferee Certification, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Indenture Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement or the Indenture, such interest in the Notes (or portion thereof) shall be transferred in the records of the Indenture Trustee and, if requested by the Assignee, new Notes shall be issued to the Assignee and, if applicable, the transferor Purchaser in amounts reflecting such Transfer as provided in the Indenture.
          (f) Each Purchaser may pledge its interest in the Notes to any Federal Reserve Bank as collateral in accordance with applicable law.
          (g) Each Support Party shall be entitled to receive additional payments and indemnification pursuant to Sections 8.01, 8.03 and 8.04 hereof as though it were a Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Notes; provided, that such Support Party shall not be entitled to additional payments pursuant to (i) Section 8.03 by reason of Regulatory Changes which occurred prior to the date it became a Support Party or (ii) Section 8.04 attributable to its failure to satisfy the requirements of Section 8.04(c) as if it were a Purchaser; provided, further, that unless such Support Party is a Permitted Transferee or has been consented to by the Issuer, such Support Party shall be entitled to receive additional amounts pursuant to Sections 8.03 or 8.04 only to the extent that its related Conduit Purchaser would have been entitled to receive such amounts in the absence of the Commitment and Support Advances from such Support Party. The provisions of Section 8.03 shall apply to the Administrative Agent and to such of its Affiliates as may from time to time administer, make referrals to or otherwise provide services or support to the Conduit Purchasers (in each case as though such Administrative Agent or Affiliate were a Purchaser and such Section applied to its administration of or other provisions of services or support to such Conduit

Purchaser in connection with the transactions contemplated by this Agreement), whether as an administrator, administrative agent, referral agent, managing agent or otherwise.
          (h) Each Support Party claiming increased amounts described in Sections 8.03 or 8.04 hereof shall furnish, through its related Conduit Purchaser, to the Issuer, the Administrative Agent, the Indenture Trustee and the Agent a certificate setting forth the basis and amount of each request by such Support Party for any such amounts referred to in Sections 8.03 or 8.04, such certificate to be conclusive with respect to the factual information set forth therein absent manifest error.
ARTICLE X
MISCELLANEOUS
          SECTION 10.01. Amendments. No amendment or waiver of any provision of this Note Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          SECTION 10.02. Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.
          SECTION 10.03. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.
          SECTION 10.04. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 10.05. Integration. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.
          SECTION 10.06. Negotiation. This Agreement and the other Transaction Documents are the result of negotiations among the parties hereto, and have been reviewed by the respective counsel to the parties hereto, and are the products of all parties hereto. Accordingly, this Agreement and the other Transaction Documents shall not be construed against the Agent or any Purchaser merely because of the Agent’s or such Purchaser’s involvement in the preparation of this Agreement and the other Transaction Documents.
          SECTION 10.07. Binding Effect; Assignability.
          (a) This Note Purchase Agreement shall be binding upon and inure to the benefit of the Issuer, the Agent and the Purchasers and their respective permitted successors and assigns (including any subsequent holders of any Purchased Note); provided, however, the Issuer shall not have any right to assign its respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of all of the Purchasers.
          (b) Each Purchaser shall have the right to assign its rights and obligations hereunder to an Affiliate without the consent of the Issuer or the Receivables Seller.
          (c) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Purchased Notes shall have been paid in full.
          SECTION 10.08. Provision of Documents and Information. The Issuer acknowledges and agrees that the Agent and each Purchaser is permitted to provide to any subsequent Purchaser, permitted assignees and Participants, opinions, certificates, documents and other information relating to the Issuer and the Receivables delivered to the Agent or the Purchasers pursuant to this Note Purchase Agreement.
          SECTION 10.09. GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
          SECTION 10.10. No Proceedings. Until the date that is one year and one day after the last day on which any amount is outstanding under this Note Purchase Agreement and the Purchasers hereby covenant and agree that they will not institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law. Each of the Issuer, the Administrative Agent, the Agent and each Purchaser hereby agrees that it shall not institute or join against any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by such Conduit Purchaser is paid.
          SECTION 10.11. Execution in Counterparts. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
          SECTION 10.12. No Recourse — Purchasers. The obligations of each Purchaser under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the partnership or corporate obligations of such Purchaser, as the case may be. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by any Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.
          SECTION 10.13. Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Purchased Notes. In addition the respective agreements, covenants, indemnities and other statements set forth in this Section 9.13 and in Sections 7.02, 8.01, 8.02, 9.01, 9.02, 9.03, 9.04, 9.06, 9.07, 9.09, 9.10, 9.12 and 9.14 shall remain in full force and effect regardless of any termination or cancellation of this Agreement.
          SECTION 10.14. USA Patriot Act. Each Purchaser hereby notifies the Issuer that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow such Purchaser to identify the Issuer in accordance with the Patriot Act.
          SECTION 10.15. Confidentiality.
          (a) The Issuer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents or the identity of any Purchaser under this Agreement), except as the Agent, the Administrative Agent or Purchaser may have consented to in writing prior to any proposed disclosure and except it may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Issuer or (iii) to the extent it should be (A) required by law, rule, regulation, subpoena, or in connection with any legal or regulatory proceeding or (B) requested by any governmental or regulatory authority having jurisdiction over the Issuer; provided, that, in the case of clause (iii)(A), the Issuer will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Agent, the Administrative Agent and the Purchasers of its intention to make any such disclosure prior to making such disclosure. Notwithstanding the foregoing, Option One and its Affiliates shall be permitted: (i) to disclose the terms of the Transaction Documents other than the Pricing Side Letter or Fee Side Letter (unless required by law or a regulatory agency), including, without limitation, filing copies with the Securities and Exchange Commission; and (ii) to disclose the terms of the Transaction Documents, including the Pricing Side Letter and the Fee Side Letter, and to provide copies thereof, to any Person or representative of a Person who has executed a confidentiality agreement with H&R Block, Inc. in connection with a potential acquisition of Option One or any portion of its business by such Person.
          (b) Each of the Agent, the Administrative Agent and each Purchaser, severally and with respect to itself only, agrees that it will use the Confidential Information solely for the purpose of the Transaction (as defined below) and agrees not to disclose to any third party any such Confidential Information now or hereafter received or obtained by it without the Issuer’s prior written consent; provided, however, that it may disclose such Confidential Information (i) to its Affiliates, subsidiaries, directors, officers, employees and agents with a need to know the Confidential Information for the purposes of the transaction evidenced by this Agreement and the other Transaction Documents (the “Transaction”), (ii) to its respective accountants, attorneys and other confidential advisors (collectively “Advisors”) who need to know such information for the purpose of assisting it in connection with the Transaction, (iii) to the extent it should be (A) required by applicable law, rule, regulation, subpoena or in connection with any legal or regulatory proceeding or (B) requested by any governmental or regulatory authority having jurisdiction over the Administrative Agent, the Agent, the Purchasers or any Company Representative; provided, that, in the case of clause (iii)(A) and (B), the Administrative Agent, the Agent or Purchaser will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Issuer of its intention to make any such disclosure prior to making such disclosure, (iv) to S&P, Moody’s or any other nationally recognized statistical rating agency then rating the Notes or the commercial paper notes or other debt obligations of a Conduit Purchaser, (v) to any actual or potential subordinated investor in any Conduit Purchaser that has signed a confidentiality agreement containing restrictions on disclosure substantially similar to this Section 10.15, (vi) to credit enhancers and dealers and investors in respect of the commercial paper notes of any Conduit Purchaser in accordance with the customary practices of such Conduit Purchaser for disclosures to credit enhancers, dealers or investors, as the case may be, it being understood that any such credit enhancers, dealers and investors shall be required to maintain the confidentiality of any such information received by them and any such disclosure to credit enhancers, dealers or investors will not identify the Issuer or any of its Affiliates by name, (vii) to any third party that has executed a confidentially agreement with a Noteholder or (viii) to the extent that such information has been independently acquired or developed by the Agent, the Administrative Agent or any Purchaser without violating any of their respective obligations under this Agreement. Each of the Agent, the Administrative Agent and each Purchaser agrees to be responsible for any breach of this Agreement by its Affiliates and Advisors and agrees that its Affiliates and Advisors will be advised by it of the confidential nature of such information and shall agree to be bound by this Agreement.
          (c) None of the Agent, the Administrative Agent or any Purchaser nor any of their Affiliates or Advisors, without the prior written consent of the Issuer, will disclose to any person the fact that Confidential Information has been provided to it or them, that discussions or negotiations have taken place with respect to the Transaction, or the existence, terms, conditions, or other facts of the Transaction, including the status thereof. Notwithstanding the foregoing, the Confidential Information and the fact that discussions or negotiations are taking place with respect to a Transaction or the existence, terms, conditions, or other facts of such Transaction, including the status thereof may be disclosed on a confidential basis to (i) any rating agency that assigns a rating to the debt obligations of the Agent, the Administrative Agent or any Purchaser, (ii) Support Parties and (iii) to any third party that has executed a confidentiality agreement with a Noteholder; provided, that such Persons shall be informed of the confidential nature of the Confidential Information.
          (d) Notwithstanding anything herein to the contrary, if the Agent, the Administrative Agent or any Purchaser or any of their Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations are taking place with respect to the Transaction) it may disclose such Confidential Information; provided, that it promptly notify Option One and the Issuer of such requirement so that Option One and/or the Issuer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. Each of the Agent, the Administrative Agent, and each Purchaser agrees to use commercially reasonable efforts to assist Option One and the Issuer in obtaining any such protective order. Failing the entry of a protective order or the receipt of a waiver hereunder, it may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that it has been advised by counsel that it is legally compelled to disclose; provided that it agrees to use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information by the person or persons to whom it was disclosed.
          (e) Notwithstanding anything herein to the contrary, it is understood that the Agent, the Administrative Agent and the Purchasers or their affiliates may disclose the Confidential Information or portions thereof at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Agent, the Administrative Agent or the Purchasers and their respective Affiliates by a bank examiner or other regulatory authority without any notice to the Issuer or Option One.
          SECTION 10.16. Tax Characterization. Each party to this Note Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Note Purchase Agreement that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Purchased Notes will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the trust created under the Indenture will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Purchased Notes for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of all Transaction Documents shall be construed to further these intentions of the parties.
          SECTION 10.17. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Note Purchase Agreement is executed and delivered by Wilmington

Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Note Purchase Agreement or any other related documents.
          SECTION 10.18. Administrative Agent. Each Conduit Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The provisions of this Section 10.18 are solely for the benefit of the Administrative Agent and the Conduit Purchasers. None of the Issuer, the Agent or any other Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Section 10.18. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent for the Conduit Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the other Purchasers, the Issuer, the Agent, any Affiliate thereof or any of their respective successors and assigns. As to any matters not expressly provided for by this Note Purchase Agreement or the other Transaction Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Conduit Purchasers; provided, however, that the Administrative Agent shall not be required to take any action which, in the reasonable opinion of the Administrative Agent, exposes the Administrative Agent to liability or which is contrary to this Note Purchase Agreement or any other Transaction Document or applicable law. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Note Purchase Agreement or any other Transaction Document a fiduciary relationship in respect of any Noteholder. Nothing in this Note Purchase Agreement or any other Transaction Document, express or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Note Purchase Agreement or any other Transaction Document except as expressly set forth herein or therein. The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Note Purchase Agreement or any other Transaction Document unless such action or inaction shall constitute gross negligence or willful misconduct on the part of the Administrative Agent or its directors, officers, agents or employees. The Administrative Agent may at any time request instructions from the Conduit Purchasers with respect to any actions or approvals which by the terms of this Note Purchase Agreement or any other Transaction Document the Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the other Transaction Document until it shall have received such instructions from the Conduit Purchasers. Without limiting the foregoing, the Conduit Purchasers shall not have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Note Purchase Agreement, the Notes or any of the other Transaction Document in accordance with the instructions of the Conduit Purchasers.

          IN WITNESS WHEREOF, the parties have caused this Second Amended and Restated Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Option One Advance Trust 2007-ADV2
By:	Wilmington Trust Company, not in its
individual capacity but solely as Owner
Trustee

By:	/s/ Rosaline K. Maney
	Name:	Rosaline K. Maney
	Title:	Vice President

Greenwich Capital Financial Products, Inc., as Committed Purchaser and as Agent
By:
Name:
Title:

The CIT Group/Business Credit, Inc. as Committed Purchaser
By:
Name:
Title:

DB Structured Products, Inc. as Committed Purchaser and Administrative Agent
By:
Name:
Title:

Second Amended and Restated Note Purchase Agreement

          IN WITNESS WHEREOF, the parties have caused this Second Amended and Restated Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Option One Advance Trust 2007-ADV2
By:	Wilmington Trust Company, not in its
individual capacity but solely as Owner
Trustee

By:
Name:
Title:

Greenwich Capital Financial Products, Inc., as Committed Purchaser and as Agent
By:	/s/ Dominic Obaditch
	Name:	Dominic Obaditch
	Title:	Managing Director Greenwich Capital Corporate Services, Inc. as attorney-in-fact

The CIT Group/Business Credit, Inc. as Committed Purchaser
By:
Name:
Title:

DB Structured Products, Inc. as Committed Purchaser and Administrative Agent
By:
Name:
Title:

Second Amended and Restated Note Purchase Agreement

          IN WITNESS WHEREOF, the parties have caused this Second Amended and Restated Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Option One Advance Trust 2007-ADV2
By:	Wilmington Trust Company, not in its individual
capacity but solely as Owner Trustee

By:
Name:
Title:

Greenwich Capital Financial Products, Inc., as Committed Purchaser and as Agent
By:
Name:
Title:

The CIT Group/Business Credit, Inc. as Committed Purchaser
By:	/s/ Howard Trebach
	Name:	Howard Trebach
	Title:	Vice President

DB Structured Products, Inc. as Committed Purchaser and Administrative Agent
By:
Name:
Title:

Second Amended and Restated Note Purchase Agreement

          IN WITNESS WHEREOF, the parties have caused this Second Amended and Restated Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Option One Advance Trust 2007-ADV2
By:	Wilmington Trust Company, not in its
individual capacity but solely as Owner
Trustee

By:
Name:
Title:

Greenwich Capital Financial Products, Inc., as Committed Purchaser and as Agent
By:
Name:
Title:

The CIT Group/Business Credit, Inc. as Committed Purchaser
By:
Name:
Title:

DB Structured Products, Inc. as Committed Purchaser and Administrative Agent

/s/ John McCarthy	By:	/s/ GLENN MINKOFF
John McCarthy		Name:	GLENN MINKOFF
Authorized Signatory		Title:	DIRECTOR

Second Amended and Restated Note Purchase Agreement

Monterey Funding LLC, as Conduit Purchaser
By:	/s/ Philip A. Martone
	Name:	Philip A. Martone
	Title:	Vice President

Montage Funding LLC, as Conduit Purchase
By:	/s/ Philip A. Martone
	Name:	Philip A. Martone
	Title:	Vice President
Second Amended and Restated Note Purchase Agreement

Schedule I
Information for Notices
1.	if to the Issuer:
OPTION ONE ADVANCE TRUST 2007-ADV2
3 Ada
Irvine, California 92618
Attention: Rod Smith
Facsimile: (949) 790-7514
Telephone: (949) 790-8100
2.	if to the Depositor:
OPTION ONE ADVANCE CORPORATION
3 Ada
Irvine, California 92618
Attention: Rod Smith
Facsimile: (949) 790-7514
Telephone: (949) 790-8100
3.	if to the Receivables Seller:
OPTION ONE MORTGAGE CORPORATION
3 Ada
Irvine, California 92618
Attention: Rod Smith
Facsimile: (949) 790-7514
Telephone: (949) 790-8100
4.	if to the Greenwich Purchaser or the Agent:
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Robert Pravetz
Facsimile: 203-618-2148
Telephone: 203-618-6884

With a copy to:
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: Dominic Obaditch
Telecopy: (203) 422-4565
Telephone: (203) 618-2565
5.	if to the CIT Purchaser:
The CIT Group/Business Credit, Inc.
11 West 42nd Street, 13th floor
New York, NY 10036
Attention: Howard Trebach
Facsimile: (212) 461-7760
Telephone: (212) 461-7753
With Copy To:
The CIT Group/Business Credit, Inc.
11 West 42nd Street, 13th floor
New York, NY 10036
Attention: Jorge S. Wagner
Facsimile: (212) 771-9517
Telephone: (212) 771-9520
6.	if to DBSP:
(a)	DB Structured Products, Inc.
60 Wall Street, 19th Floor
New York, New York 10005
Attention: Glenn Minkoff
Tel: (212) 250-3406
Fax: (212) 797-5160
(b)	Monterey Funding LLC c/o Lord Securities Corporation 48 Wall Street, 27th Floor New York, NY 10005
With Copy To:
Deutsche Bank AG, New York Branch
60 Wall Street, 18th Floor
New York,
New York 10005
Mail Stop: NYC60-1850

Attention: Mary Conners
Telecopier: (212) 797-5150
Telephone: (212) 250-4731
(c)	Montage Funding LLC
c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, NY 10005
With Copy To:
Deutsche Bank AG, New York Branch
60 Wall Street, 18th Floor
New York, New York 10005
Mail Stop: NYC60-1850
Attention: Mary Conners
Telecopier: (212) 797-5150
Telephone: (212) 250-4731
7.	if to the Administrative Agent:
DB Structured Products, Inc.
60 Wall Street, 19th Floor
New York, New York 10005
Attention: Glenn Minkoff
Tel: (212) 250-3406
Fax: (212) 797-5160

Schedule A
Purchaser Information

Greenwich Capital Financial Products, Inc.

Maximum Note Principal Balance:	$1,200,000,000
Commitment:	$725,000,000
Commitment Interest:	60.4167%

The CIT Group/Business Credit, Inc.

Maximum Note Principal Balance:	$1,200,000,000
Commitment:	$50,000,000
Commitment Interest:	4.1667%

DB Structured Products, Inc.

Maximum Note Principal Balance:	$1,200,000,000
Commitment:	$425,000,000
Commitment Interest:	35.4167%